UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 12, 2013, the following individuals were elected as directors to serve until the next annual meeting of shareholders or until their respective successors have been duly qualified and elected:
Joseph Lu
Jingshuang ( Jeanne) Liu
Zaixiang ( Fred) Liu
George Gabriel

Ms. Liu and Mr. Liu are not related.

Effective June 12, 2013, the following individuals were elected as officers to serve until the next annual meeting of directors or until their respective successors have been duly qualified and elected:

Joseph Lu	Chief Executive Officer
Jingshuang (Jeanne) Liu	President
Zaixiang ( Fred) Liu	Vice-President
Terry Davis	Vice-President of Sales & Marketing
Nicholas Goyak	Secretary

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 12, 2013, the Company held its Annual Meeting of Shareholders at which a quorum was present. The shareholders (a) elected four (4) directors, each to serve until the next Annual Meeting, or until a successor has been elected and qualified and (b) the shareholders provided the required advisory votes on named executive compensation. The proxy tabulations are as follows:

Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Lu	130,518,052	13,560	0
Jungshaung (Jeanne Liu)	129,893,052	638,560	0
Zaixiang (Fred) Liu	129,893,052	638.560	0
George Gabriel	129,893,052	638,560	0

Shareholder Advisory Vote on Named Executive Compensation

Approve	Not Approve	Votes Withheld
129,854,383	659,334	17,895

Shareholder Advisory Vote on Frequency of Vote on
Named Executive Compensation

One Year	Two Years	Three Years
129,525,313	64,756,169	64,484,441

Section 8-	Other Matters

Effective June 12, 2013, the directors adopted resolutions to change the corporate names of two of the Company’s subsidiaries. Powin Renewable Energy Resources, Inc. will now be known as Powin Energy Corporation. Quality Bending & Fabrication, Inc. will now be known as Powin Manufacturing Corporation. Each name change will be subject to, and effective upon, the filing of appropriate Articles of Amendment with the Oregon Corporation Division under the Oregon Business Corporation Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: June 17, 2013	By: /s/ Joseph Lu
Chief Executive Officer